EXHIBIT 4.1


            THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN
                     THIS WARRANT EXCEPT AS HEREIN PROVIDED.

                                     WARRANT

                               For the Purchase of

              [250,000] [125,000] [125,000] Shares of Common Stock

                                       of

                              BIG CITY BAGELS, INC.


1.       Warrant.

         THIS CERTIFIES THAT, in consideration of $10 and other good and valuable consideration, duly paid by or on behalf of Perrin, Holden & Davenport Capital Corp. ("Holder"), as registered owner of this Warrant, to Big City Bagels, Inc. ("Company"), Holder is entitled, at any time or from time to time on and after [1st tranche will be exercisable immediately after the Closing Date so the instrument representing the 1st tranche will simply omit the bracketed text in this sentence] the [six-month anniversary of the] [first anniversary of the] date ("Closing Date ") on which a closing ("Closing") shall occur of the transactions contemplated by the Agreement and Plan of Reorganization and Merger, dated as of May 21, 1999, among the Company, BCB Acquisition
Corp. I, and BCB Acquisition Corp. II, and Intelligent Computer Solutions,
Inc., VillageNet, Inc. and the shareholders set forth on Appendix A thereto ("Merger Agreement") (hereinafter the date upon which this Warrant shall first become exercisable is referred to as the "Commencement Date"), and at or before 5:00 p.m., Eastern Time on the fifth anniversary of the Closing Date ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [two hundred fifty thousand (250,000)] [one hundred twenty-five thousand (125,000)] [one hundred twenty-five thousand (125,000)] shares of Common Stock of the Company, $.001 par value per share ("Warrant Shares"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at [$0.48 ] [$.075] [$1.00] per Warrant Share; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of Warrant Shares to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a Warrant Share.

         Notwithstanding anything to the contrary contained herein, this Warrant and all rights provided to the Holder hereunder shall become effective if and only if the Closing shall have occurred on or before November 21, 1999, unless such date shall have been postponed to a later date by the parties to the Merger Agreement, in which case such later date shall apply.

         This Warrant is one of a series of similar warrants issued by the Company to the Holder in connection with the transactions contemplated by the Merger Agreement, which warrants, in the aggregate, entitle the Holder to purchase up to 500,000 shares of Common Stock, $.001 par value per share, of the

Company with an exercise price of $0.48 with respect to 250,000 shares, $0.75 with respect to 125,000 shares, and $1.00 with respect to 125,000 shares. These warrants, collectively, are referred to herein as the "PHD Warrants."

2.       Exercise.

         2.1 Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Warrant Shares being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Each certificate for Warrant Shares purchased under this Warrant shall bear a legend as follows, unless such Warrant Shares have been registered under the Securities Act of 1933, as amended ("Act"):

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         2.3      Conversion Right.

                  2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner provided by Section 2.1, the Holder shall have the right (but not the obligation) to convert this Warrant, in whole or in part, into Warrant Shares ("Conversion Right"), as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of Warrant Shares equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted at the time the Conversion Right is exercised by (y) the Market Price. The "Value" of the portion of the Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Warrant Shares underlying the portion of the Warrant being converted from (b) the Market Price of the Common Stock multiplied by the number of Warrant Shares underlying the portion of the Warrant being converted. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on the trading day immediately preceding such date, or, in case no such reported sale takes place on the immediately preceding trading day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  2.3.2 Exercise of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date

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

and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the conversion section completed.

3.       Transfer.

         3.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2 Restrictions Imposed by the Securities Act. This Warrant and the Warrant Shares underlying this Warrant shall not be transferred unless and until
(i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Warrant Shares has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

4.       New Warrants to be Issued.

         4.1 Partial Exercise or Transfer. Subject to the restrictions in
Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Warrant Shares hereunder as to which this Warrant has not been exercised or assigned.

         4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Registration Rights.

         5.1      Demand Registration.

                  5.1.1 Grant of Right. The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least a majority of the PHD Warrants and/or the underlying shares of Common Stock considered together agrees to register on one occasion the resale of all or any portion of this Warrant and the Warrant Shares requested by such Holder(s) in the Initial Demand Notice (the "Registrable Securities"). On such occasion, the Company will file a Registration Statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration


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



statement declared effective promptly thereafter. Should the filing of this registration or the effectiveness thereof be delayed by the Company, the exercisability of this Warrant shall be extended for a period of time equal to such delay. Moreover, if the Company fails to comply with the provisions of this
Section 5.1.1, the Company shall, in addition to any other equitable or other relief available to the Holder, be liable for any and all incidental, special and consequential damages sustained by the Holder. The demand for registration may be made at any time after the nine month anniversary of the Closing Date and thereafter until the earlier of (i) the seventh anniversary of the Closing Date or (ii) the date upon which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k) promulgated under the Act ("Rule 144(k)").

                  5.1.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent it in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to register or license to do business in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand rights granted under Section
5.1.1 to remain effective and the related prospectus current until all the Registrable Securities are sold or until all such securities may be sold by the holders thereof under Rule 144(k). During any consecutive 365-day period, the Company may suspend the availability of the Registration Statement for no more than two periods of up to 20 consecutive days and for no more than an aggregate of 40 days during any 365-day period, if the Company's Board of Directors determines, based upon the opinion of legal counsel, that there is a valid purpose for such suspension.

         5.2      "Piggy-Back" Registration.

                  5.2.1 Grant of Right. In addition to the demand right of registration, the Holder(s) of the PHD Warrants shall have the right, at any time until the earlier of (i) the seventh anniversary of the Closing Date or
(ii) the date upon which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form) provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the Holder(s) until 180 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such 180 day period, the number of securities to be sold by all shareholders in such public offering during such 180 day period shall be apportioned pro rata among all such selling stockholders, including the Holder(s), according to the total amount of securities of the Company owned by said selling shareholders, including all holders of the Registrable Securities.

                  5.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder(s) shall pay any and all underwriting commissions and the expenses

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

of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the Holder(s) with not less than thirty days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder(s) or are eligible for resale pursuant to Rule 144(k). The Holder(s) shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the demand rights granted under Section 5.1.1 to remain effective and the related prospectus current until all the Registrable Securities are sold or until all such securities may be sold by the holders thereof under Rule 144(k). During any consecutive 365-day period, the Company may suspend the availability of the Registration Statement for no more than two periods of up to 20 consecutive days and for no more than an aggregate of 40 days during any 365-day period, if the Company's Board of Directors determines, based upon the opinion of legal counsel, that there is a valid purpose for such suspension.

         5.3      General Terms.

                  5.3.1    Indemnification.

                           (1) The Company shall indemnify the Holder(s) of the
Registrable Securities to be sold pursuant to any registration statement hereunder and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holders or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, in writing, for specific inclusion in such registration statement.

                           (2) If any action is brought against a party hereto,
("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if

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

Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

                           (3)  If the indemnification or reimbursement provided
for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or
(ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by a Holder exceed the profit, if any, earned by such Holder as a result of the exercise by him of the Warrants and the sale by him of the underlying shares of Common Stock.

                           (4) The rights accorded to Indemnified Parties
hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.


                  5.3.2 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise the Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

                  5.3.3 Documents to be Delivered by Holder(s). The Holder shall furnish to the Company, as requested, a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders.

6.       Adjustments

         6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as hereinafter set forth:

                  6.1.1 Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section
6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                  6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of Warrant Shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  6.1.3 Adjustments in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price

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

shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of Warrant Shares obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this
Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  6.1.5 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Warrant Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of Warrant Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares issuable upon exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

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

8.       Certain Notice Requirements.

         8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

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9.       Miscellaneous.

         9.1 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

         9.2 Entire Agreement. This Warrant (together with any other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.3 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

         9.4 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.5 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 21st day of May, 1999.

                                              BIG CITY BAGELS, INC.


                                                  /s/ Mark Weinreb
                                              By:_______________________________


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Form to be used to exercise Warrant:

Big City Bagels, Inc.
99 Woodbury Road
Hicksville, New York  11801



Date:  _____________________, 19___

                  The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of Big City Bagels, Inc. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                       or

                  The undersigned hereby elects irrevocably to convert its right to purchase ____________ shares of Common Stock purchasable under the within Warrant into __________ shares of Common Stock of Big City Bagels, Inc. (based on a "Market Price" of $________ per share of Common Stock). Please issue the Common Stock in accordance with the instructions given below.


                                          --------------------------------------
                                          Signature



                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.



                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name              ________________________________________________________
                                            (Print in Block Letters)


Address           ________________________________________________________



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Form to be used to assign Warrant:


                                   ASSIGNMENT


                  (To be executed by the registered Holder to
                   effect a transfer of the within Warrant):

                  FOR VALUE RECEIVED, ________________________________ does
hereby sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of Big City Bagels, Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.


Dated:____________________, 19___



                                          --------------------------------------
                                          Signature


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Signature Guaranteed


                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.